EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS SECOND QUARTER 2017 RESULTS

Net earnings of $56.8 million, or $0.26 per common share
Strong quarterly loan and lease growth of $491.5 million, or 11% annualized
Net interest margin of 3.91%, up 6 basis points from the prior quarter

PORTLAND, Ore. – July 19, 2017 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $56.8 million for the second quarter of 2017, increased from $46.0 million for the first quarter of 2017 and from $54.3 million for the second quarter of 2016. Earnings per diluted common share increased to $0.26 for the second quarter of 2017, compared to $0.21 for the first quarter of 2017 and $0.25 for the second quarter of 2016.

“Our performance during the second quarter reflects the success in executing on the key priorities and strategic initiatives we outlined earlier this year,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “We delivered another quarter of strong loan and deposit growth, highlighted by 20% annualized growth in our commercial loan portfolio. This balanced growth, along with a higher net interest margin and seasonally stronger mortgage banking revenues, drove the improvement in our second quarter financial results. Looking ahead, we’ll continue to focus on initiatives that enhance the customer experience, diversify our revenue and deliver improved financial performance for shareholders.”

Notable items that impacted the second quarter 2017 financial results included:

•
$8.3 million negative adjustment related to the fair value change of the MSR asset, compared to negative adjustments of $7.7 million in the prior quarter and $13.9 million in the same period of the prior year.

•
$756,000 negative adjustment related to the fair value change of the debt capital market swap derivatives, compared to negative adjustments of $727,000 in the prior quarter and $1.5 million in the same period of the prior year.

•	$1.6 million in merger-related expenses, compared to $1.0 million in the prior quarter and $6.6 million in the same period of the prior year.

•	$742,000 of exit or disposal costs, compared to $468,000 in the prior quarter and $1.4 million in the same period of the prior year.

•	$1.6 million net loss on junior subordinated debentures carried at fair value, consistent with the level in the prior quarter and with the same period of the prior year.

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Second Quarter 2017 Highlights (compared to prior quarter):

•	Net interest income increased by $5.4 million, driven by growth in interest-earning assets and a 6 basis point increase in net interest margin;

•	Provision for loan and lease losses decreased by $1.0 million to $10.7 million, and net charge-offs remained at 0.22% of average loans and leases (annualized);

•	Non-interest income increased by $10.9 million, driven primarily by higher revenues from the origination and sale of residential mortgages;

•
Non-interest expense increased by $1.3 million, driven primarily by higher salaries and employee benefits expense, reflecting higher mortgage banking-related compensation, consistent with the increase in mortgage originations, and annual merit increases;

•	Gross loan and lease growth of $491.5 million, or 11% annualized;

•	Deposit growth of $292.7 million, or 6% annualized;

•	Non-performing assets to total assets decreased to 0.23%;

•	Estimated total risk-based capital ratio of 14.1% and estimated Tier 1 common to risk weighted assets ratio of 11.1%;

•	Declared quarterly cash dividend of $0.16 per common share; and

•	Repurchased 225,000 shares of common stock for $3.9 million.

Balance Sheet
Total consolidated assets were $25.3 billion as of June 30, 2017, compared to $24.9 billion as of March 31, 2017 and $24.1 billion as of June 30, 2016. Including secured off-balance sheet lines of credit at the Company, total available liquidity was $9.3 billion as of June 30, 2017, representing 37% of total assets and 48% of total deposits.

Gross loans and leases were $18.3 billion as of June 30, 2017, an increase of $491.5 million, or 11% annualized, from $17.8 billion as of March 31, 2017. This increase reflects balanced growth across the Company's commercial, multi-family and consumer loan portfolios. During the second quarter of 2017, the Company sold $14.6 million of leases and equipment finance loans and $28.8 million of portfolio residential mortgage loans.

Total deposits were $19.5 billion as of June 30, 2017, an increase of $292.7 million, or 6% annualized, from $19.2 billion as of March 31, 2017. This increase was primarily attributable to growth in demand and time accounts.

Net Interest Income
Net interest income was $212.1 million for the second quarter of 2017, an increase of $5.4 million, or 3%, from the prior quarter. This increase was primarily attributable to the strong growth in average interest-earning assets, both in loans and leases and investment securities, along with a 6 basis point increase in net interest margin. Accretion of the credit discount recorded on acquired loans from Sterling Financial Corporation (“Sterling”) decreased by $494,000 from the prior quarter level.

The Company’s net interest margin was 3.91% for the second quarter of 2017, up 6 basis points from 3.85% for the first quarter of 2017. The linked quarter increase was driven primarily by a lower mix of interest-bearing cash along with higher average yields on loans and leases and interest-bearing cash.

Credit Quality
The allowance for loan and lease losses was $136.9 million, or 0.75% of loans and leases, as of June 30, 2017. During the second quarter of 2017, the Company recorded $5.9 million of accretion related to the credit discount on acquired loans from Sterling, compared to $6.4 million in the prior quarter. As of June 30, 2017, the Sterling purchased non-credit impaired loans had approximately $34.1 million of remaining credit discount that will accrete into interest income over the life of the loans, and the Sterling purchased credit impaired loan pools had approximately $28.0 million of remaining total discount.

The provision for loan and lease losses was $10.7 million for the second quarter of 2017, a $1.0 million decrease from the prior quarter level, and net charge-offs remained at 0.22% of average loans and leases (annualized). As of June 30,

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

2017, non-performing assets represented 0.23% of total assets, down from 0.24% as of March 31, 2017 and from 0.27% as of June 30, 2016.

Non-interest Income
Non-interest income was $71.1 million for the second quarter of 2017, up $10.9 million from the prior quarter. The current quarter's non-interest income included negative adjustments of $8.3 million and $756,000 related to fair value changes of the MSR asset and the debt capital market swap derivatives, respectively, both primarily attributable to the decrease in long-term interest rates during the quarter. This compares to fair value losses of $7.7 million and $727,000 for the MSR asset and debt capital market swap derivatives, respectively, during the first quarter of 2017.

Net revenue from the origination and sale of residential mortgages was $32.4 million for the second quarter of 2017, up $7.7 million from the prior quarter. This increase was driven primarily by a 22% linked quarter increase in for-sale mortgage origination volume, along with a 26 basis point increase in home lending gain on sale margin to 3.53% for the second quarter of 2017. Of the current quarter’s mortgage production, 77% related to purchase activity, as compared to 67% for the prior quarter and 70% for the same period in the prior year.

Other income increased by $1.7 million from the prior quarter, reflecting stronger debt capital markets swap activity, and gain on loan sales increased by $1.6 million from the prior quarter, driven by a higher level of portfolio loans sales compared to the prior quarter.

Non-interest Expense
Non-interest expense was $184.0 million for the second quarter of 2017, up $1.3 million from the prior quarter level. This increase was driven primarily by higher salaries and employee benefits, reflecting higher mortgage banking-related compensation, consistent with the increase in mortgage originations, and annual merit increases which took effect in April. These were partially offset by a decrease in seasonal payroll taxes and lower occupancy and equipment expense.

Capital
As of June 30, 2017, the Company’s book value per share increased to $17.98, from $17.84 in the prior quarter, and its tangible book value per common share1 increased to $9.71, from $9.57 in the prior quarter. During the second quarter of 2017, the Company repurchased 225,000 shares of common stock for $3.9 million.

The Company’s estimated total risk-based capital ratio was 14.1% and its estimated Tier 1 common to risk weighted assets ratio was 11.1% as of June 30, 2017. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2017 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Total shareholders' equity	$3,958,845	$3,931,150	$3,916,795	$3,920,208	$3,902,158
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	33,508	35,197	36,886	38,753	40,620
Tangible common shareholders' equity	$2,137,686	$2,108,302	$2,092,258	$2,093,804	$2,073,887
Total assets	$25,257,784	$24,861,458	$24,813,119	$24,744,214	$24,132,507
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	33,508	35,197	36,886	38,753	40,620
Tangible assets	$23,436,625	$23,038,610	$22,988,582	$22,917,810	$22,304,236
Common shares outstanding at period end	220,205	220,349	220,177	220,207	220,482

Common equity ratio	15.67%	15.81%	15.79%	15.84%	16.17%
Tangible common equity ratio	9.12%	9.15%	9.10%	9.14%	9.30%
Book value per common share	$17.98	$17.84	$17.79	$17.80	$17.70
Tangible book value per common share	$9.71	$9.57	$9.50	$9.51	$9.41

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an innovation studio headquartered in Silicon Valley focused on creating key technologies and business models that transform finance and commerce. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its second quarter 2017 earnings conference call on Thursday, July 20, 2017, at 10:00 a.m. PDT (1:00 p.m. EDT). During the call, the Company will provide an update on recent activities and discuss its second quarter 2017 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (877) 440-5784 ten minutes prior to the start time and enter conference ID: 5028748. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 5028748. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about fee revenue and operating efficiency initiatives and the credit discount accretion related to loans acquired from Sterling. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; our inability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$212,998	$205,996	$209,812	$212,037	$210,290	3%	1%
Interest and dividends on investments:
Taxable	15,220	13,931	10,630	10,779	11,963	9%	27%
Exempt from federal income tax	2,237	2,242	2,229	2,181	2,183	0%	2%
Dividends	360	388	336	332	365	(7)%	(1)%
Temporary investments and interest bearing deposits	324	1,557	1,696	1,090	652	(79)%	(50)%
Total interest income	231,139	224,114	224,703	226,419	225,453	3%	3%
Interest expense:
Deposits	10,641	9,648	9,288	8,999	8,540	10%	25%
Repurchase agreements and federal funds purchased	321	30	32	32	32	970%	903%
Term debt	3,662	3,510	3,413	3,558	3,848	4%	(5)%
Junior subordinated debentures	4,437	4,201	4,174	3,938	3,835	6%	16%
Total interest expense	19,061	17,389	16,907	16,527	16,255	10%	17%
Net interest income	212,078	206,725	207,796	209,892	209,198	3%	1%
Provision for loan and lease losses	10,657	11,672	13,171	13,091	10,589	(9)%	1%
Non-interest income:
Service charges on deposits	15,478	14,729	15,323	15,762	15,667	5%	(1)%
Brokerage revenue	3,903	4,122	4,230	4,129	4,580	(5)%	(15)%
Residential mortgage banking revenue, net	33,894	26,834	58,448	47,206	36,783	26%	(8)%
Gain (loss) on investment securities, net	35	(2)	—	—	162	nm	(78)%
Gain on loan sales	3,310	1,754	4,060	1,285	5,640	89%	(41)%
Loss on junior subordinated debentures carried at fair value	(1,572)	(1,555)	(1,589)	(1,590)	(1,572)	1%	0%
BOLI income	2,089	2,069	2,107	2,116	2,152	1%	(3)%
Other income	13,982	12,274	16,041	11,802	11,247	14%	24%
Total non-interest income	71,119	60,225	98,620	80,710	74,659	18%	(5)%
Non-interest expense:
Salaries and employee benefits	108,561	106,473	105,406	105,341	107,545	2%	1%
Occupancy and equipment, net	36,955	38,673	37,618	38,181	37,850	(4)%	(2)%
Intangible amortization	1,689	1,689	1,867	1,867	2,328	0%	(27)%
FDIC assessments	4,447	4,087	3,985	4,109	3,693	9%	20%
(Gain) loss on other real estate owned, net	(457)	82	(197)	(14)	(1,457)	(657)%	(69)%
Merger related expenses	1,640	1,020	3,218	2,011	6,634	61%	(75)%
Other expense	31,186	30,690	31,571	29,692	31,918	2%	(2)%
Total non-interest expense	184,021	182,714	183,468	181,187	188,511	1%	(2)%
Income before provision for income taxes	88,519	72,564	109,777	96,324	84,757	22%	4%
Provision for income taxes	31,707	26,561	40,502	34,515	30,470	19%	4%
Net income	56,812	46,003	69,275	61,809	54,287	23%	5%
Dividends and undistributed earnings allocated to participating securities	14	12	33	31	32	17%	(56)%
Net earnings available to common shareholders	$56,798	$45,991	$69,242	$61,778	$54,255	23%	5%

Weighted average basic shares outstanding	220,310	220,287	220,190	220,291	220,421	0%	0%
Weighted average diluted shares outstanding	220,753	220,779	220,756	220,751	220,907	0%	0%
Earnings per common share – basic	$0.26	$0.21	$0.31	$0.28	$0.25	24%	4%
Earnings per common share – diluted	$0.26	$0.21	$0.31	$0.28	$0.25	24%	4%

nm = not meaningful

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Six Months Ended		% Change
(In thousands, except per share data)	Jun 30, 2017	Jun 30, 2016	Year over Year
Interest income
Loans and leases	$418,994	$428,218	(2)%
Interest and dividends on investments:
Taxable	29,151	25,018	17%
Exempt from federal income tax	4,479	4,418	1%
Dividends	748	731	2%
Temporary investments and interest bearing deposits	1,881	1,132	66%
Total interest income	455,253	459,517	(1)%
Interest expense
Deposits	20,289	16,953	20%
Repurchase agreements and federal funds purchased	351	68	416%
Term debt	7,172	8,034	(11)%
Junior subordinated debentures	8,638	7,562	14%
Total interest expense	36,450	32,617	12%
Net interest income	418,803	426,900	(2)%
Provision for loan and lease losses	22,329	15,412	45%
Non-interest income
Service charges on deposits	30,207	30,183	0%
Brokerage revenue	8,025	8,674	(7)%
Residential mortgage banking revenue, net	60,728	52,209	16%
Gain on investment securities, net	33	858	(96)%
Gain on loan sales	5,064	8,011	(37)%
Loss on junior subordinated debentures carried at fair value	(3,127)	(3,144)	(1)%
BOLI Income	4,158	4,291	(3)%
Other income	26,256	19,528	34%
Total non-interest income	131,344	120,610	9%
Non-interest expense
Salaries and employee benefits	215,034	214,083	0%
Occupancy and equipment, net	75,628	76,145	(1)%
Intangible amortization	3,378	4,888	(31)%
FDIC assessments	8,534	7,414	15%
Gain on other real estate owned, net	(375)	(68)	451%
Merger related expenses	2,660	10,084	(74)%
Goodwill impairment	—	142	nm
Other expense	61,876	59,812	3%
Total non-interest expense	366,735	372,500	(2)%
Income before provision for income taxes	161,083	159,598	1%
Provision for income taxes	58,268	57,742	1%
Net income	102,815	101,856	1%
Dividends and undistributed earnings
allocated to participating securities	26	61	(57)%
Net earnings available to common shareholders	$102,789	$101,795	1%

Weighted average basic shares outstanding	220,298	220,324	0%
Weighted average diluted shares outstanding	220,790	221,001	0%
Earnings per common share – basic	$0.47	$0.46	2%
Earnings per common share – diluted	$0.47	$0.46	2%

nm = not meaningful

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$320,027	$262,655	$331,994	$364,013	$369,535	22%	(13)%
Interest bearing cash and temporary investments	295,937	421,991	1,117,438	1,102,428	535,828	(30)%	(45)%
Investment securities:
Trading, at fair value	11,467	11,241	10,964	10,866	10,188	2%	13%
Available for sale, at fair value	3,132,566	3,243,408	2,701,220	2,520,037	2,482,072	(3)%	26%
Held to maturity, at amortized cost	4,017	4,121	4,216	4,302	4,382	(3)%	(8)%
Loans held for sale	451,350	372,073	387,318	565,624	552,681	21%	(18)%
Loans and leases	18,321,142	17,829,638	17,508,663	17,392,051	17,355,240	3%	6%
Allowance for loan and lease losses	(136,867)	(136,292)	(133,984)	(133,692)	(131,042)	0%	4%
Loans and leases, net	18,184,275	17,693,346	17,374,679	17,258,359	17,224,198	3%	6%
Restricted equity securities	45,511	45,522	45,528	47,537	47,542	0%	(4)%
Premises and equipment, net	288,853	293,133	303,882	306,287	312,647	(1)%	(8)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	33,508	35,197	36,886	38,753	40,620	(5)%	(18)%
Residential mortgage servicing rights, at fair value	141,832	142,344	142,973	114,446	112,095	0%	27%
Other real estate owned	4,804	6,518	6,738	8,309	16,437	(26)%	(71)%
Bank owned life insurance	303,894	301,777	299,673	297,561	295,444	1%	3%
Deferred tax assets, net	—	8,464	34,322	27,587	63,038	(100)%	(100)%
Other assets	252,092	232,017	227,637	290,454	278,149	9%	(9)%
Total assets	$25,257,784	$24,861,458	$24,813,119	$24,744,214	$24,132,507	2%	5%
Liabilities:
Deposits	$19,459,950	$19,167,293	$19,020,985	$18,918,780	$18,258,474	2%	7%
Securities sold under agreements to repurchase	330,189	304,280	352,948	309,463	360,234	9%	(8)%
Term debt	852,219	852,308	852,397	902,678	902,999	0%	(6)%
Junior subordinated debentures, at fair value	265,423	263,605	262,209	260,114	258,660	1%	3%
Junior subordinated debentures, at amortized cost	100,770	100,851	100,931	101,012	101,093	0%	0%
Deferred tax liability, net	34,296	—	—	—	—	100%	100%
Other liabilities	256,092	241,971	306,854	331,959	348,889	6%	(27)%
Total liabilities	21,298,939	20,930,308	20,896,324	20,824,006	20,230,349	2%	5%
Shareholders' equity:
Common stock	3,514,094	3,516,537	3,515,299	3,514,858	3,517,240	0%	0%
Retained earnings	454,802	433,417	422,839	388,678	362,258	5%	26%
Accumulated other comprehensive (loss) income	(10,051)	(18,804)	(21,343)	16,672	22,660	(47)%	(144)%
Total shareholders' equity	3,958,845	3,931,150	3,916,795	3,920,208	3,902,158	1%	1%
Total liabilities and shareholders' equity	$25,257,784	$24,861,458	$24,813,119	$24,744,214	$24,132,507	2%	5%

Common shares outstanding at period end	220,205	220,349	220,177	220,207	220,482	0%	0%
Book value per common share	$17.98	$17.84	$17.79	$17.80	$17.70	1%	2%
Tangible book value per common share	$9.71	$9.57	$9.50	$9.51	$9.41	1%	3%
Tangible equity - common	$2,137,686	$2,108,302	$2,092,258	$2,093,804	$2,073,887	1%	3%
Tangible common equity to tangible assets	9.12%	9.15%	9.10%	9.14%	9.30%	(0.03)	(0.18)

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)

(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,401,679	$3,410,914	$3,330,442	$3,280,660	$3,377,464	0%	1%
Owner occupied term, net	2,593,395	2,584,183	2,599,055	2,573,942	2,581,786	0%	0%
Multifamily, net	2,964,851	2,885,164	2,858,956	2,968,019	3,004,890	3%	(1)%
Commercial construction, net	464,690	471,007	463,625	388,934	367,879	(1)%	26%
Residential development, net	165,956	145,479	142,984	127,447	111,941	14%	48%
Commercial:
Term, net	1,686,597	1,620,311	1,508,780	1,480,173	1,440,704	4%	17%
Lines of credit and other, net	1,153,409	1,114,160	1,116,259	1,142,946	1,116,876	4%	3%
Leases and equipment finance, net	1,082,651	1,000,376	950,588	927,857	884,506	8%	22%
Residential real estate:
Mortgage, net	3,021,331	2,916,924	2,887,971	2,868,337	2,882,076	4%	5%
Home equity lines and loans, net	1,056,848	1,015,138	1,011,844	1,008,219	989,814	4%	7%
Consumer and other, net	729,735	665,982	638,159	625,517	597,304	10%	22%
Total, net of deferred fees and costs	$18,321,142	$17,829,638	$17,508,663	$17,392,051	$17,355,240	3%	6%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	19%	19%	19%	19%	19%
Owner occupied term, net	14%	14%	15%	15%	15%
Multifamily, net	16%	16%	16%	17%	17%
Commercial construction, net	3%	3%	3%	2%	2%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	9%	9%	9%	8%	8%
Lines of credit and other, net	6%	6%	6%	7%	6%
Leases and equipment finance, net	6%	6%	5%	5%	6%
Residential real estate:
Mortgage, net	16%	16%	16%	16%	17%
Home equity lines and loans, net	6%	6%	6%	6%	6%
Consumer and other, net	4%	4%	4%	4%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,112,480	$6,021,585	$5,861,469	$5,993,793	$5,475,986	2%	12%
Demand, interest bearing	2,371,386	2,327,226	2,296,532	2,218,782	2,186,164	2%	8%
Money market	6,755,707	6,784,442	6,932,717	6,841,700	6,782,232	0%	0%
Savings	1,427,677	1,400,330	1,325,757	1,303,816	1,254,675	2%	14%
Time	2,792,700	2,633,710	2,604,510	2,560,689	2,559,417	6%	9%
Total	$19,459,950	$19,167,293	$19,020,985	$18,918,780	$18,258,474	2%	7%

Total core deposits (1)	$17,561,956	$17,427,832	$17,318,003	$17,257,663	$16,598,065	1%	6%

Deposit mix:
Demand, non-interest bearing	32%	31%	31%	31%	30%
Demand, interest bearing	12%	12%	12%	12%	12%
Money market	35%	36%	36%	36%	37%
Savings	7%	7%	7%	7%	7%
Time	14%	14%	14%	14%	14%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	389,767	385,859	384,040	382,687	379,996
Demand, interest bearing	80,594	81,570	82,520	83,501	84,434
Money market	55,795	55,903	56,031	56,128	56,492
Savings	161,369	160,323	159,080	158,760	157,849
Time	47,339	47,365	47,705	47,689	47,850
Total	734,864	731,020	729,376	728,765	726,621

Average balance per account:
Demand, non-interest bearing	$15.7	$15.6	$15.3	$15.7	$14.4
Demand, interest bearing	29.4	28.5	27.8	26.6	25.9
Money market	121.1	121.4	123.7	121.9	120.1
Savings	8.8	8.7	8.3	8.2	7.9
Time	59.0	55.6	54.6	53.7	53.5
Total	$26.5	$26.2	$26.1	$26.0	$25.1

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$26,566	$28,915	$27,765	$27,791	$25,136	(8)%	6%
Loans and leases past due 90+ days and accruing (1)	27,252	23,421	28,369	26,189	23,076	16%	18%
Total non-performing loans and leases	53,818	52,336	56,134	53,980	48,212	3%	12%
Other real estate owned	4,804	6,518	6,738	8,309	16,437	(26)%	(71)%
Total non-performing assets	$58,622	$58,854	$62,872	$62,289	$64,649	0%	(9)%

Performing restructured loans and leases	$52,861	$43,029	$40,667	$36,645	$40,848	23%	29%
Loans and leases past due 31-89 days	$31,153	$49,530	$30,425	$39,708	$29,640	(37)%	5%
Loans and leases past due 31-89 days to total loans and leases	0.17%	0.28%	0.17%	0.23%	0.17%
Non-performing loans and leases to total loans and leases (1)	0.29%	0.29%	0.32%	0.31%	0.28%
Non-performing assets to total assets (1)	0.23%	0.24%	0.25%	0.25%	0.27%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $16.3 million, $5.3 million, $10.9 million, $7.3 million, and $11.3 million at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$136,292	$133,984	$133,692	$131,042	$130,243
Provision for loan and lease losses	10,657	11,672	13,171	13,091	10,589	(9)%	1%
Charge-offs	(13,944)	(13,002)	(16,303)	(13,088)	(12,682)	7%	10%
Recoveries	3,862	3,638	3,424	2,647	2,892	6%	34%
Net charge-offs	(10,082)	(9,364)	(12,879)	(10,441)	(9,790)	8%	3%
Total allowance for loan and lease losses	136,867	136,292	133,984	133,692	131,042	0%	4%
Reserve for unfunded commitments	3,816	3,495	3,611	3,536	3,531	9%	8%
Total allowance for credit losses	$140,683	$139,787	$137,595	$137,228	$134,573	1%	5%

Net charge-offs to average loans and leases (annualized)	0.22%	0.22%	0.29%	0.24%	0.23%
Recoveries to gross charge-offs	27.70%	27.98%	21.00%	20.22%	22.80%
Allowance for loan and lease losses to loans and leases	0.75%	0.76%	0.77%	0.77%	0.76%
Allowance for credit losses to loans and leases	0.77%	0.78%	0.79%	0.79%	0.78%

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2017	Jun 30, 2016	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$133,984	$130,322
Provision for loan and lease losses	22,329	15,412	45%
Charge-offs	(26,946)	(20,532)	31%
Recoveries	7,500	5,840	28%
Net charge-offs	(19,446)	(14,692)	32%
Total allowance for loan and lease losses	136,867	131,042	4%
Reserve for unfunded commitments	3,816	3,531	8%
Total allowance for credit losses	$140,683	$134,573	5%

Net charge-offs to average loans and leases (annualized)	0.22%	0.17%
Recoveries to gross charge-offs	27.83%	28.44%

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Seq. Quarter	Year over Year
Average Rates:
Yield on loans and leases	4.67%	4.65%	4.70%	4.75%	4.81%	0.02	(0.14)
Yield on loans held for sale	3.26%	3.86%	3.79%	3.79%	3.80%	(0.60)	(0.54)
Yield on taxable investments	2.07%	2.10%	1.85%	1.96%	2.14%	(0.03)	(0.07)
Yield on tax-exempt investments (1)	4.64%	4.76%	4.72%	4.68%	4.73%	(0.12)	(0.09)
Yield on interest bearing cash and temporary investments	1.03%	0.79%	0.56%	0.50%	0.51%	0.24	0.52
Total yield on earning assets (1)	4.26%	4.18%	4.14%	4.26%	4.39%	0.08	(0.13)

Cost of interest bearing deposits	0.33%	0.30%	0.28%	0.28%	0.27%	0.03	0.06
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.32%	0.04%	0.04%	0.04%	0.04%	0.28	0.28
Cost of term debt	1.72%	1.67%	1.53%	1.57%	1.72%	0.05	—
Cost of junior subordinated debentures	4.88%	4.70%	4.59%	4.36%	4.30%	0.18	0.58
Total cost of interest bearing liabilities	0.52%	0.48%	0.46%	0.46%	0.46%	0.04	0.06

Net interest spread (1)	3.74%	3.70%	3.68%	3.80%	3.93%	0.04	(0.19)
Net interest margin (1)	3.91%	3.85%	3.83%	3.95%	4.07%	0.06	(0.16)

Performance Ratios:
Return on average assets	0.92%	0.75%	1.11%	1.01%	0.91%	0.17	0.01
Return on average tangible assets	0.99%	0.81%	1.20%	1.09%	0.99%	0.18	—
Return on average common equity	5.76%	4.74%	7.04%	6.28%	5.61%	1.02	0.15
Return on average tangible common equity	10.67%	8.83%	13.19%	11.79%	10.59%	1.84	0.08
Efficiency ratio – Consolidated	64.71%	68.15%	59.65%	62.11%	66.15%	(3.44)	(1.44)
Efficiency ratio – Bank	62.45%	65.75%	57.96%	60.45%	64.44%	(3.30)	(1.99)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Six Months Ended		% Change
	Jun 30, 2017	Jun 30, 2016	Year over Year
Average Rates:
Yield on loans and leases	4.66%	4.94%	(0.28)
Yield on loans held for sale	3.54%	3.91%	(0.37)
Yield on taxable investments	2.09%	2.23%	(0.14)
Yield on tax-exempt investments (1)	4.70%	4.73%	(0.03)
Yield on interest bearing cash and temporary investments	0.82%	0.52%	0.30
Total yield on earning assets (1)	4.23%	4.53%	(0.30)

Cost of interest bearing deposits	0.31%	0.27%	0.04
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.19%	0.04%	0.15
Cost of term debt	1.70%	1.80%	(0.10)
Cost of junior subordinated debentures	4.79%	4.25%	0.54
Total cost of interest bearing liabilities	0.50%	0.46%	0.04

Net interest spread (1)	3.73%	4.07%	(0.34)
Net interest margin (1)	3.89%	4.21%	(0.32)

Performance Ratios:
Return on average assets	0.84%	0.87%	(0.03)
Return on average tangible assets	0.90%	0.94%	(0.04)
Return on average common equity	5.25%	5.27%	(0.02)
Return on average tangible common equity	9.76%	9.97%	(0.21)
Efficiency ratio – Consolidated	66.38%	67.75%	(1.37)
Efficiency ratio – Bank	64.05%	65.81%	(1.76)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$125,886	$804,354	$1,194,904	$874,410	$514,881	(84)%	(76)%
Investment securities, taxable	3,008,079	2,723,576	2,373,652	2,265,883	2,304,998	10%	31%
Investment securities, tax-exempt	292,553	286,444	287,359	283,818	280,841	2%	4%
Loans held for sale	392,183	351,570	482,028	481,740	403,964	12%	(3)%
Loans and leases	18,024,651	17,598,314	17,386,385	17,400,657	17,234,220	2%	5%
Total interest earning assets	21,843,352	21,764,258	21,724,328	21,306,508	20,738,904	0%	5%
Goodwill and other intangible assets, net	1,822,032	1,823,799	1,825,491	1,827,405	1,829,407	0%	0%
Total assets	24,792,869	24,730,285	24,740,986	24,422,986	23,896,315	0%	4%

Non-interest bearing demand deposits	5,951,670	5,883,924	5,939,223	5,766,022	5,466,098	1%	9%
Interest bearing deposits	13,037,064	13,119,736	13,026,614	12,836,987	12,644,442	(1)%	3%
Total deposits	18,988,734	19,003,660	18,965,837	18,603,009	18,110,540	0%	5%
Interest bearing liabilities	14,659,650	14,661,558	14,606,120	14,446,687	14,249,349	0%	3%

Shareholders’ equity - common	3,956,777	3,936,340	3,914,624	3,911,323	3,889,593	1%	2%
Tangible common equity (1)	2,134,745	2,112,541	2,089,133	2,083,918	2,060,186	1%	4%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2017	Jun 30, 2016	Year over Year
Temporary investments and interest bearing cash	$463,245	$435,777	6%
Investment securities, taxable	2,866,614	2,308,294	24%
Investment securities, tax-exempt	289,515	283,963	2%
Loans held for sale	371,989	350,848	6%
Loans and leases	17,812,660	17,121,152	4%
Total interest earning assets	21,804,023	20,500,034	6%
Goodwill and other intangible assets, net	1,822,910	1,830,726	0%
Total assets	24,761,749	23,655,877	5%

Non-interest bearing demand deposits	5,917,984	5,377,954	10%
Interest bearing deposits	13,078,171	12,527,723	4%
Total deposits	18,996,155	17,905,677	6%
Interest bearing liabilities	14,660,598	14,113,013	4%

Shareholders’ equity - common	3,946,615	3,884,067	2%
Tangible common equity (1)	2,123,705	2,053,341	3%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Second Quarter 2017 Results
July 19, 2017

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$14,797,242	$14,541,171	$14,327,368	$13,880,660	$13,564,242	2%	9%
MSR asset, at fair value	141,832	142,344	142,973	114,446	112,095	0%	27%
MSR as % of serviced portfolio	0.96%	0.98%	1.00%	0.82%	0.83%
Residential mortgage banking revenue:
Origination and sale	$32,385	$24,647	$32,386	$45,631	$42,083	31%	(23)%
Servicing	9,839	9,858	9,597	9,401	8,640	0%	14%
Change in fair value of MSR asset	(8,330)	(7,671)	16,465	(7,826)	(13,940)	9%	(40)%
Total	$33,894	$26,834	$58,448	$47,206	$36,783	26%	(8)%

Closed loan volume:
Closed loan volume - portfolio	$312,022	$245,334	$250,000	$305,648	$365,926	27%	(15)%
Closed loan volume - for-sale	918,200	754,715	1,061,327	1,118,526	1,046,349	22%	(12)%
Closed loan volume - total	$1,230,222	$1,000,049	$1,311,327	$1,424,174	$1,412,275	23%	(13)%

Gain on sale margin:
Based on for-sale volume	3.53%	3.27%	3.05%	4.08%	4.02%	0.26	(0.49)

	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2017	Jun 30, 2016	Year over Year
Residential mortgage banking revenue:
Origination and sale	$57,032	$70,492	(19)%
Servicing	19,697	16,282	21%
Change in fair value of MSR asset	(16,001)	(34,565)	(54)%
Total	$60,728	$52,209	16%

Closed loan volume:
Closed loan volume - portfolio	$557,356	$698,844	(20)%
Closed loan volume - for-sale	1,672,915	1,810,425	(8)%
Closed loan volume - total	$2,230,271	$2,509,269	(11)%

Gain on sale margin:
Based on for-sale volume	3.41%	3.89%	(0.48)

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